SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2009

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification Number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 25, 2009, MRV Communications, Inc. (“MRV”) filed a complaint in the Superior Court of Los Angeles County, California, against former executives, directors and stockholders of Fiberxon, Inc. (“Fiberxon”), a subsidiary of MRV acquired in July 2007 for consideration aggregating approximately $131 million.  The complaint (the “Fiberxon litigation”) seeks to recover damages in connection with the sale of Fiberxon to MRV and contains claims for breaches of representations and warranties made by the seller and others under the acquisition agreement, and intentional misrepresentation in connection with the sale.

As previously reported in MRV’s Current Report on Form 8-K filed with the SEC on July 2, 2007, MRV acquired Fiberxon using a combination of cash and shares of MRV’s common stock totaling approximately $99 million which MRV paid to Fiberxon’s former stockholders at the closing of the acquisition.  In addition, MRV agreed to pay up to $31.5 million in cash or shares of MRV’s common stock, or a combination thereof (the “deferred consideration payment”), within 18 months of MRV’s receipt of Fiberxon’s audited financial statements if MRV’s subsidiary, Source Photonics, Inc., did not complete an initial public offering of its common stock within such 18-month period.  Source Photonics will not complete the initial public offering within the 18-month period and the deferred consideration payment matures on March 27, 2009.

The complaint alleges that MRV has incurred damages in excess of $31.5 million (in an amount to be finally determined through appropriate proceedings) as a result of the claims MRV has alleged in its complaint.  The complaint also includes claims, among others, for breach of non-competition agreements and tortious interference with employee contracts against former members of Fiberxon’s management.  MRV believes that it has complied with the contractual terms of the acquisition agreement by providing, within the time specified, requisite information regarding offsets against the deferred consideration payment, and its lawsuit seeks to recover damages in addition to those amounts.

The results of any litigation are inherently uncertain and there can be no assurance that MRV will prevail in the Fiberxon litigation.  Further, the defendants in the Fiberxon litigation may deny MRV’s claims and assert claims seeking affirmative relief against MRV, including relief that seeks recovery on the deferred consideration payment.  MRV plans to pursue its claims vigorously and expects the Fiberxon litigation to be protracted and costly and the litigation could potentially divert the attention of its management from their focus on the company’s business and operations, and thereby could harm MRV’s operating results or financial condition.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 25, 2009

MRV COMMUNICATIONS, INC.

	By:	/s/ Noam Lotan
Noam Lotan
President and Chief Executive Officer